EXHIBIT 77Q1(b)

COPY OF TEST DESCRIBED IN SUB-ITEM 77D


Resolution 1
WHEREAS, the investment practice of the Capital Opportunities, Mid-Cap Growth and Global Growth Portfolios currently allows the Portfolios to invest up to 5% of their net assets in warrants, included within such amount, but not to exceed 2% of the value of the Portfolio's net assets, may be warrants which are not listed on the New York or American Stock Exchanges; and

WHEREAS, MFS Investment Management ("MFS"), manager of the Capital Opportunities, Mid-Cap Growth and Global Growth Portfolios desires that each Portfolio's investment practice be amended to remove the limitation on investment in warrants and be limited by the Fund's non-fundamental investment restriction; therefore it is:

RESOLVED, that the investment practice of the Capital Opportunities, Mid-Cap Growth and Global Growth Portfolios be, and hereby is, amended to remove the limitation of 5% of their net assets in warrants, included within such amount, but not to exceed 2% of the value of the Portfolio's net assets, may be warrants which are not listed on the New York or American Stock Exchanges effective May 1, 2002.


Resolution 2
WHEREAS, the investment practice of the Capital Opportunities, Mid-Cap Growth and Global Growth Portfolios currently does not permit the Portfolios to invest in certain types of investments; and

WHEREAS, MFS desires that each Portfolio's investment practice be amended to permit investment in (although it is not currently anticipated that they will invest in): corporate asset-backed securities, mortgage-related securities (including collateralized mortgage obligations, mortgage-backed securities, stripped mortgage-backed securities, and pass-through securities), municipal bonds, indexed securities, tructured products, inverse floating rate obligations and dollar-denominated foreign debt securities; and

RESOLVED, that the investment practice of the Capital Opportunities, Mid-Cap Growth and Global Growth Portfolios be, and hereby is, amended to permit each Portfolio to invest in: corporate asset-backed securities, mortgage-related securities (including collateralized mortgage obligations, mortgage-backed securities, stripped mortgage-backed securities, and pass-through securities), municipal bonds, indexed securities, structured products, inverse floating rate obligations and dollar-denominated foreign debt securities effective May 1, 2002.

Resolution 3
WHEREAS, the investment practice of the Capital Opportunities and Mid-Cap Growth Portfolios currently does not permit the Portfolios to invest in mortgage dollar rolls; and

WHEREAS, MFS desires that each Portfolio's investment practice be amended to permit the Portfolios to invest in mortgage dollar rolls; therefore it is

RESOLVED, that the investment practice of the Capital Opportunities and Mid-Cap Growth Portfolios be, and hereby is, amended to permit each Portfolio to invest in mortgage dollar rolls effective May 1, 2002.

Resolution 4
WHEREAS, the Fund's non-fundamental investment restriction currently does not permit the Capital Opportunities Portfolio to enter into short sales; and

WHEREAS, MFS desires to amend the Fund's non-fundamental investment estriction to permit the Portfolio to sell securities short; therefore it is

RESOLVED, that the Fund's non-fundamental investment policy be, and it hereby is, amended to permit the Capital Opportunities Portfolio to enter into short sales effective May 1, 2002.

WHEREAS, the Fund's nonfundamental investment restriction currently does not permit the Managed Bond and Inflation Managed Portfolios to enter into short sales and short sales against the box; and

WHEREAS, PIMCO desires to amend the Fund's nonfundamental investment restriction to permit the Portfolios to sell securities short and short against the box; therefore it is

RESOLVED, that the Fund's nonfundamental investment policy be, and it hereby is, amended to permit the Managed Bond and Inflation Managed Portfolios to enter into short sales and short sales against the box.

Resolution 5
WHEREAS, the investment practice of the Inflation Managed and Managed Bond Portfolios currently allows the Portfolios to use derivatives to hedge against changes in currency exchange rates; and

WHEREAS, Pacific Investment Management Company LLC ("PIMCO"), manager of the Inflation Managed and Managed Bond Portfolios desires that each Portfolio's investment practice be amended to allow the Portfolios to use foreign currency options and currency forward contracts to increase exposure to foreign currency or to shift exposure to foreign currency fluctuations from one country to another; therefore it is:

RESOLVED, that the investment practice of the Managed Bond and Inflation Managed Portfolios be, and hereby is, amended to allow each Portfolio to use foreign currency options and currency forward contracts to increase exposure to foreign currency or to shift exposure to foreign currency fluctuations from one country to another.

Resolution 6
WHEREAS, the investment practice of the Blue Chip Portfolio currently allows the Portfolio to invest up to 25% of its assets in equity and/or debt real estate investment trusts ("REITs"); and

WHEREAS, AIM Capital Management Inc. ("AIM"), manager of the Blue Chip
 Portfolio, desires that the Portfolio's investment practice be amended to decrease the limit from 25% to 15% of the Portfolio's assets in REITs;
 therefore it is:

RESOLVED, that the investment practice of the Blue Chip Portfolio be, and hereby is, amended to limit the Portfolio's investments in REITs to 15% of the Portfolio's assets.

Resolution 7
WHEREAS, the new Rule on Investment Company Names, effective July 31, 2002, requires that a Fund either (1) adopt a fundamental policy that states a fund with a name that suggests that the fund focuses its investments in a particular type of investment or in investments in a particular industry invest at least 80% of its assets in the type of investment suggested by the fund's name; or (2) adopt a policy that states the fund will provide notice to shareholders at least 60 days prior to any change to its "80% name test" investment policy; and

WHEREAS, Pacific Life Insurance Company, the Fund's Adviser, desires to adopt a policy that states the Fund will provide notice to shareholders at least 60 days prior to any change to its "80% name test" investment policy; therefore it is

RESOLVED, that the following nonfundamental investment restriction be adopted by the Fund, effective May 1, 2002:

(vii) a portfolio may not change its policy on investing at least 80% of its net assets (plus the amount of any borrowings for investment purposes)in a manner consistent with its name, if the Portfolio has such a policy, without notifying shareholders at least 60 days prior to the change.


Resolution 8
WHEREAS, the REIT Portfolio ("Portfolio") currently seeks to invest at least 65% of its assets in income-producing equity securities of U.S. and non-U.S. companies principally engaged in the real estate industry; and

WHEREAS, Morgan Stanley Asset Management, the Portfolio's sub-adviser, desires to change the name of the Portfolio to broaden the investment vehicles available to meet the Fund's 80% nonfundamental "name test policy"; therefore it is

RESOLVED, that the Portfolio's name change to the Real Estate
Portfolio.

Resolution 9
WHEREAS, the Blue Chip Portfolio currently principally invests in common stocks of blue chip companies, including foreign securities; and

WHEREAS, A I M Capital Management, Inc. ("AIM"), the Portfolio's sub-adviser, desires to broaden the Portfolio's principal investments to include convertible securities, derivatives and synthetic instruments that have economic characteristics similar to the Portfolio's direct blue chip investments; therefore it is

RESOLVED, that the Blue Chip Portfolio may invest in convertible securities, derivative instruments whose value is derived from the value of one or more blue chip securities, and synthetic instruments that have economic characteristics similar to the Portfolio's direct blue chip investments; and all such investments may be included in determining the percentage of assets invested in blue chip companies.

Resolution 10
WHEREAS, the Financial Services, Health Sciences, Technology and
Telecommunications Portfolios currently principally invest in common stocks; and

WHEREAS, INVESCO Funds Group, Inc. ("INVESCO"), the
Portfolios' sub-adviser, desires to broaden each Portfolio's principal investments to include derivative instruments that have economic characteristics similar to each Portfolio's direct investments; therefore it is

RESOLVED, that the Financial Services, Health Sciences, Technology and Telecommunications Portfolios may invest in derivative instruments that have economic characteristics similar to each Portfolio's direct investments; and all such investments may be included in determining the percentage of assets invested in the sector applicable to each Portfolio.